LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES     Exhibit 11
                    COMPUTATIONS OF EARNINGS PER SHARE


(Amounts in millions, except
   per share data)
                                                      Six Months Ended              Three Months Ended
                                                          June 30,                       June 30,
                                                     --------------------         ----------------------
                                                       1994        1993              1994        1993
                                                     --------    --------         ---------    ---------
EARNINGS PER SHARE

Weighted average number of common
shares outstanding                                     40.8        40.0               40.8       40.1

Dilution from outstanding stock
options-computed using the "treasury stock"
method                                                   .6          .7                 .6         .6

Dilution from shares issuable under
contingent earnout agreement                            -            .3                -           .3
                                                      ------      ------             ------     ------
Weighted average number of common shares
outstanding as adjusted                                41.4        41.0               41.4       41.0
                                                      ======      ======             ======     ======

Net Earnings                                        $  54.2     $  40.6            $  28.2     $ 21.0
                                                      ======      ======             ======     ======

Earnings Per Share                                  $  1.31     $   .99            $   .68     $  .51
                                                      ======      ======             ======     ======


NOTE: Previously reported amounts have been restated to reflect acquisitions accounted for as poolings of interests, as discussed in Note 1 to the Consolidated Condensed Financial Statements.